Exhibit 99.1

[Logo] CIT

                                 Media Contact:        Kelley J. Gipson
                                                       Executive Vice President
                                                       Director of Marketing and
                                                       Corporate Communications
                                                       (973) 422-3235

                                 Investor Contact:     Valerie L. Gerard
                                                       Executive Vice President
                                                       Investor Relations
                                                       (973) 422-3284

           CIT ANNOUNCES RESTATEMENT OF FINANCIAL RESULTS REFLECTING A
              NON-CASH ADJUSTMENT ON SELECT DERIVATIVE TRANSACTIONS

NEW YORK, NY, December 13, 2005 -- CIT Group Inc. (NYSE: CIT), a leading provider of commercial and consumer finance solutions, is restating its 2005 financial statements due to a technical interpretation of the derivative accounting rules. The Company will file amended statements for the periods ended March 31, 2005, June 30, 2005, and September 30, 2005. Prior period financial reporting was not affected.

SFAS 133 Interpretation for Currency Interest Rate Swaps

During the fourth quarter of 2005, CIT learned of a different interpretation under SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended. After reviewing its hedge accounting treatment for transactions used to protect its business from changes in interest and currency exchange rates related to its debt financing, CIT concluded that its compound derivatives did not qualify for hedge accounting under SFAS 133, even though such swaps were highly effective economic hedges of both the interest rate and currency risks associated with foreign denominated debt.



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Restatement Impact

The change in accounting treatment for the affected swaps had the following impact on quarterly diluted earnings per share:

                Previously Reported      Restated         Change
      Q1 2005 -        $0.98              $1.06         $0.08 gain
      Q2 2005 -        $1.03              $1.16         $0.13 gain
      Q3 2005 -        $1.06              $1.02         $0.04 loss

During the fourth quarter, CIT terminated its compound derivatives and replaced each of them with a pair of stand-alone swaps (a cross currency swap and an interest rate swap) that achieve the same economics as the original derivatives and qualify as hedges under SFAS 133.

The effect on CIT's diluted earnings per share for Q4 will be a loss of $0.06 per share, reflecting the mark-to-market on the interest rate swap contracts through their dates of termination. In the aggregate for 2005, CIT will show a net gain of $0.11 per share related to these derivative accounting changes.

CIT will be filing a Form 8-K with the SEC today covering the topic of this press release.

Conference Call

The Company will hold a conference call and webcast at 11:00 am (EST) this morning to discuss the restatement and answer related questions. Persons may access the conference call by dialing 877-558-5219 for U.S. and Canadian callers or 706-634-5438 for international callers, and reference "CIT Conference Call" or at the following website: http://ir.cit.com. An audio replay of the call will be available beginning shortly after the conclusion of the call until 11:59 pm
(EST) December 15, 2005, by dialing 800-642-1687 for U.S. and Canadian callers or 706-645-9291 for international callers with the pass-code 3261487, or at the following website: http://ir.cit.com.


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About CIT:

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has over $60 billion in assets under management and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries worldwide. CIT, a Fortune 500 company and a component of the S&P 500 Index, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its Global Headquarters in New York City, CIT has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

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